UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 24, 2011, Patriot National Bank (the “Bank”), a national banking association and a wholly-owned subsidiary of Patriot National Bancorp, Inc., a Connecticut corporation, completed the previously announced sale of certain mortgage loans and underlying real estate properties (the “Asset Sale”) to ES Ventures One LLC, a Delaware limited liability company (“ES Ventures”). The Asset Sale was consummated pursuant to the terms of a Purchase and Sale Agreement, dated February 25, 2011 (the “Agreement”), among the Bank, Pinpat Acquisition Corporation, a wholly owned subsidiary of the Bank, and ES Ventures. The Asset Sale was consummated for an aggregate cash purchase price of $60,602,036, all of which was paid to the Bank. The aggregate purchase price represents a recovery of 90.8% of the Bank’s net book value for these assets.

The foregoing summary of the Asset Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement pursuant to which the Asset Sale was completed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated February 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: March 28, 2011	By:	/s/ Robert F. O’Connell

Robert F. O’Connell Senior Executive Vice President and Chief Financial Officer